Exhibit 99.1

SKILLED HEALTHCARE ANNOUNCES REVISED 2011 GUIDANCE

FOOTHILL RANCH, Calif., September 8, 2011 - Skilled Healthcare Group, Inc. (NYSE: SKH) today announced its revised guidance for its fiscal year ending December 31, 2011. This new guidance incorporates the effect of the July 29, 2011 announcement by the Centers for Medicare & Medicaid Services (CMS) of its final rule for its fiscal year 2012, which begins October 1, 2011. CMS reduced Medicare reimbursement rates for skilled nursing facilities by 11.1% and also made changes to rehabilitation therapy regulations which will negatively impact Skilled Healthcare's revenue and costs. Skilled Healthcare now expects consolidated revenue for its fiscal year 2011 to be between $865 million and $870 million, Adjusted EBITDA1 to be in the range of $128 million to $131 million, Adjusted EBITDAR2 to be in the range of $147 million to $150 million and adjusted net income per common share3 to be between $1.07 and $1.12. This guidance assumes the following:

•	Decline in skilled nursing Medicare revenue of approximately $7.0 million for the fourth quarter of 2011 due to the CMS rate reduction.

•	Combined decrease in revenue and increase in expense for rehabilitation therapy of approximately $3.5 million for the fourth quarter of 2011.

•	Other state Medicaid revenue reductions of approximately $1.0 million for the fourth quarter of 2011 as a result of state rate reductions.

•
Of an anticipated combined negative annualized impact of approximately $45 million from the aforementioned CMS final rule and from Medicaid reductions, the Company expects to be able to mitigate approximately $15 million on an annualized basis through a combination of enterprise-wide cost savings and productivity improvements in its rehabilitation therapy business. A portion of the cost savings will be effective immediately and the remainder will be phased in through the end of the Company's fiscal year 2012. The Company anticipates that approximately $2.0 million of the projected $15 million mitigation will be realized during the fourth quarter of 2011.

•	No additional Medicare or Medicaid rate reductions.

•	2011 capital expenditures of approximately $17 million to $20 million.

•	Average interest rate on outstanding debt of approximately 8%.

•	An effective tax rate of 38.5%.

•	No material acquisitions, developments or divestitures.

•	No goodwill or intangible asset impairment charge.

•
No material variations in the Company's occupancy and skilled mix[4] from what the Company experienced through the second quarter, adjusted for seasonal trends typically experienced in the second half of the year.

About Skilled Healthcare Group, Inc.

Skilled Healthcare Group, Inc., based in Foothill Ranch, California, is a holding company with subsidiary healthcare services companies, which in the aggregate had trailing twelve month revenue of approximately $869 million and approximately 14,200 employees as of June 30, 2011.

Skilled Healthcare Group and its wholly-owned companies, collectively referred to as the "Company," operate long-term care facilities and provide a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty health care. The Company operates long-term care facilities in California, Iowa, Kansas, Missouri, Nebraska, Nevada, New Mexico and Texas, including 74 skilled nursing facilities that offer sub-acute care and rehabilitative and specialty health skilled nursing care, and 23 assisted living facilities that provide room and board and social services. In addition, the Company provides physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, the Company provides hospice and home health care in Arizona, California, Idaho, Nevada, Montana and New Mexico. The Company leases 5 skilled nursing facilities in California to an unaffiliated third party operator. References made in this release to "Skilled Healthcare," "the Company," "we," "us" and "our" refer to Skilled Healthcare Group, Inc. and each of its wholly-owned companies. More information about Skilled Healthcare is available at www.skilledhealthcaregroup.com.

Footnotes

(1)
Adjusted earnings before depreciation, amortization and interest expense (net of interest income) and the provision for (benefit from) income taxes, or Adjusted EBITDA, reflects the non-GAAP adjustments to net income that are reflected in the reconciliation table of this press release.

(2)	Adjusted EBITDAR is Adjusted EBITDA excluding facility rent expense as reflected in the reconciliation table of this press release.

(3)	Adjusted net income per common share, or Adjusted EPS, reflects the non-GAAP adjustments to net income that are reflected in the reconciliation table of this press release.

(4)
Skilled mix represents the number of Medicare and non-Medicaid managed care patient days at our skilled nursing facilities divided by the total number of patient days at our skilled nursing facilities for any given period.

Forward-Looking Statements

Certain statements in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements in connection with or related to Skilled Healthcare's future operations or financial performance and any other statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, but are not limited to, statements regarding the Company's guidance regarding its expected or anticipated financial performance for its fiscal year 2011, and statements regarding mitigation efforts of the Company. These forward-looking statements are based on current expectations and projections about future events and are subject to uncertainty and changes in circumstance.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare Group, Inc. may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described in Skilled Healthcare Group, Inc.'s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein). Any forward-looking statements are made only as of the date of this release. Skilled Healthcare Group, Inc. disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on forward-looking statements.

Skilled Healthcare Group, Inc.
Reconciliation of Forecasted Net Income to Forecasted Adjusted EBITDA and Forecasted Adjusted EBITDAR
Year Ending December 31, 2011
(in millions, except per share data)

	Outlook
	Low	High
Net income	$38.5	$40.4
Disposal of assets (net of tax)	0.2	0.2
Expenses related to the exploration of strategic alternatives (net of tax)	0.4	0.4
Exit costs related to Northern California divestiture (net of tax)	0.5	0.5
Tax credit valuation allowance related to Northern California divestiture	0.4	0.4
Adjusted net income	40.0	41.9
Interest expense, net of interest income and other	37.9	37.9
Provision for income taxes	25.0	26.1
Depreciation and amortization expense	25.1	25.1
Adjusted EBITDA	128.0	131.0
Rent cost of revenue	19.0	19.0
Adjusted EBITDAR	$147.0	$150.0
Adjusted net income per common share (assumes 37.4 million shares outstanding, diluted)	$1.07	$1.12

We believe that a report of EBITDA (net income before depreciation, amortization and interest expense (net of interest income) and the provision for (benefit from) income taxes), EBITDAR (EBITDA excluding facility rent expense), Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting and provides a basis for the comparison of results of core business operations between our current, past and future periods. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business from period-to-period without the effect of U.S. GAAP, expenses, revenues and gains (losses) that are unrelated to the day-to-day performance of our business. We also use EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to benchmark the performance of our business against expected results, analyzing year-over-year trends as described below and to compare our operating performance to that of our competitors.

Management uses EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to assess the performance of our core business operations, to prepare operating budgets and to measure our performance against those budgets on a consolidated and segment level. Segment management uses these metrics to measure performance on a facility-by-facility level. We typically use Adjusted EBITDA and Adjusted EBITDAR for these purposes on a consolidated basis as the adjustments to EBITDA and EBITDAR are not generally allocable to any individual business unit and we typically use EBITDA and EBITDAR to compare the operating performance of each skilled nursing and assisted living facility, as well as to assess the performance of our operating segments. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are useful in this regard because they do not include such costs as interest expense

(net of interest income), income taxes, depreciation and amortization expense, rent cost of revenue (in the case of EBITDAR and Adjusted EBITDAR) and special charges, which may vary from business unit to business unit and period-to-period depending upon various factors, including the method used to finance the business, the amount of debt that we have determined to incur, whether a facility is owned or leased, the date of acquisition of a facility or business, the original purchase price of a facility or business unit or the tax law of the state in which a business unit operates. These types of charges are dependent on factors unrelated to the underlying business unit performance. As a result, we believe that the use of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides a meaningful and consistent comparison of our underlying businesses and facilities between periods by eliminating certain items required by U.S. GAAP which have little or no significance to their day-to-day operations.

Investor Contact:
Skilled Healthcare Group, Inc.
Dev Ghose or Chris Felfe
(949) 282-5800